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                                                                    EXHIBIT 99.5

                           J. ALEXANDER'S CORPORATION

                                 Rights Offering


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THE RIGHTS OFFERING WILL EXPIRE AT 5:00 P.M. MIDNIGHT, CENTRAL DAYLIGHT
TIME, ON JUNE     , 1999 UNLESS EXTENDED OR EARLIER TERMINATED.  J.
ALEXANDER'S MAY WITHDRAW THE RIGHTS OFFERING AT ANY TIME PRIOR TO 5:00
PM CENTRAL DAYLIGHT TIME ON JUNE    , 1999.  J. ALEXANDER'S RESERVES THE RIGHT
TO EXTEND THE OFFER BY UP TO TEN BUSINESS DAYS AT ANY TIME PRIOR TO THE EXPIRATION OF THE RIGHTS.
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                                                                  May ____, 1999

To Our Clients:

         Enclosed for your consideration is a Prospectus relating to the distribution of non-transferable rights by J. Alexander's Corporation, a Tennessee corporation, to owners of shares of J. Alexander's common stock. Under the terms of the rights offering, shareholders of J. Alexander's will each receive 1.0 non-transferable right for each share of common stock they own on May ____, 1999. Each right entitles the holder to purchase 0.2 share of common stock, at a price of $3.75 per share, rounding up any remaining fractional share to the nearest whole number of shares. When holders exercise their rights, that means they choose to purchase the shares of common stock that the rights entitle them to purchase.

         This material relating to the rights offering is being forwarded to you as the beneficial owner of the shares of J. Alexander's common stock carried by us for your account or benefit but not registered in your name. An exercise of rights distributed in the rights offering may only be made by us as the registered holder and pursuant to your instructions. Therefore, J. Alexander's urges beneficial owners of common stock registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to exercise any rights in the rights offering.

         Accordingly, we request instructions as to whether you wish us to exercise any or all rights attributable to the J. Alexander's common stock held by us for your account. We urge you to read carefully the Prospectus and the other materials provided herewith before instructing us to exercise any rights. Once we exercise rights on your behalf, you cannot revoke the exercise, even if the trading price of J. Alexander's Common Stock falls.

         Your instructions should be forwarded as promptly as possible in order to permit us to exercise the rights and deliver the necessary documents on your behalf in accordance with the terms of the rights offering. The rights offering will expire at 5:00 p.m., Central Daylight Time, on June _____, 1999, unless extended by J. Alexander's.

         J. Alexander's may withdraw the rights offering at any time prior to 5:00 p.m., Central Daylight Time, on June _______, 1999.

         If you wish to exercise any or all of the rights distributed to you in the rights offering, please so instruct us by completing, executing and returning to us the instruction form that appears below. The


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accompanying documentation is furnished to you for informational purposes only so that you can instruct us and may not be sent directly to J. Alexander's by you to exercise any rights attributable to common stock held by us and registered in your name for your account.

                                  INSTRUCTIONS


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                          FULL BASIC SUBSCRIPTION RIGHT

Number of shares you owned on May __, 1999 ___________ * 0.2   = ________ shares
you are entitled to purchase

                         (round up fractions of shares)
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YOU HAVE THREE CHOICES:

1. You can subscribe for all the new shares listed in the box above (the "Basic Subscription Right"),

2. You can subscribe for less than the number of new shares listed in the box above, or

3. If you do not wish to purchase new shares, disregard this material.

ENTER ONE CHOICE ONLY:

[ ] 1. I wish to apply for the Basic Subscription Right.

         Enter number of shares  ____________ x $3.75 = Total Due $____________

[ ] 2. I wish to apply for less than the number of new shares listed above.

         Enter number of shares  ____________ x $3.75 = Total Due $____________

Signature(s) ____________________________________________________

Name(s) (Please Print) __________________________________________

Address _________________________________________________________

Zip Code ________________________________________________________

Area Code and Telephone No. _____________________________________

Tax Identification or Social Security No. _______________________

My Account Number With You ______________________________________

Date ____________________________________________________________